SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 20, 2014

SPECTRUM GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1063 McGaw Avenue Suite 250 Irvine, CA (Address of principal executive offices)	92614 (Zip code)

Registrant’s telephone number, including area code:  (949) 748-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
KPMG LLP was previously the principal accountants for Spectrum Group International, Inc. (“SGI”). On February 20, 2014, KPMG LLP was dismissed and BDO USA, LLP was engaged as principal accountants for SGI.
The audit report of KPMG LLP on the consolidated financial statements of Spectrum Group International, Inc. and subsidiaries as of and for the year ended June 30, 2013, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.
The decision to change accountants was approved by the audit committee of the board of directors of SGI.
During the fiscal year ended June 30, 2013, and the subsequent interim period through February 20, 2014, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG LLP advised the Audit Committee that it had identified a material weakness involving inadequate and insufficient accounting and financial resources to enable timely and reliable financial reporting. The audit committee of the Board of Directors discussed the material weakness with KPMG LLP. SGI authorized KPMG LLP to respond fully to the inquiries of BDO USA, LLP concerning the material weakness.
BDO USA, LLP served as the principal accountants for SGI for the fiscal years ended June 30, 2009, June 30, 2010, June 30, 2011 and June 30, 2012. During the fiscal year ended June 30, 2013 and the subsequent interim period through February 20, 2014, BDO USA, LLP was not consulted as to the application of accounting principles, the type of audit opinion that might be rendered, or any matter that was the subject of a disagreement or a reportable event.
A letter from KPMG LLP is attached as Exhibit 16 to this Form 8-K.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On February 20, 2014, Arthur Hamilton resigned as Chief Accounting Officer and Executive Vice President of SGI.
Item 9.01. Exhibits.
(d) Exhibits

16	Letter dated April 7, 2014 from KPMG LLP to the US Securities Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 7, 2014
SPECTRUM GROUP INTERNATIONAL, INC.

By:    /s/ Carol Meltzer
Name:    Carol Meltzer
Title:    General Counsel and Secretary